Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s transition report on Form 10-KSB for the period ended June 30, 2004 (the “Form 10-KSB”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the period presented in the Form 10-KSB.

Dated: September 12, 2006

             /s/ John Mazzuto
John Mazzuto
Chief Executive Officer

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-KSB or as a separate disclosure document.